UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

HEARTBEAM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 899-4443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2025, HeartBeam, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Public Ventures, LLC dba MDB Capital (the “Underwriter”), relating to a firm commitment underwritten offering (the “Offering”) of 5,882,353 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”), at a public offering price of $1.70 per share. The Offering closed on February 14, 2025 (the “Closing Date”), resulting in gross proceeds to the Company of approximately $10 million, before deducting underwriting discounts, commissions and offering expenses.

In connection with the Offering, the Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) a preliminary prospectus, dated December 23, 2024 (the “Preliminary Prospectus Supplement”), an Issuer Free Writing Prospectus, dated January 8, 2025 (the “FWP”), and a Final Prospectus Supplement, dated February 13, 2025 (the “Final Prospectus”, together with the Preliminary Prospectus and the FWP, the “Prospectus”), relating to a Registration Statement on Form S-3 (File No. 333-269520) (the “Registration Statement”), with respect to the Offering of the Shares. The Registration Statement was previously filed with the Commission on February 2, 2023 and declared effective by the Commission on February 10, 2023.

Pursuant to the Underwriting Agreement, as partial compensation for its services, the Company issued to the Underwriter on the Closing Date, warrants (the “Underwriter Warrants”) to purchase an aggregate of 588,235 shares of Common Stock, representing 10% of the Shares issued on the Closing Date. The Underwriter Warrants will be exercisable, in whole or in part, commencing on February 9, 2026 and expiring on February 14, 2030, at an initial exercise price per share of Common Stock of $2.125, which is equal to 125% of the public offering price.

Pursuant to the Underwriting Agreement, each of the Company’s directors and executive officers entered into “lock-up” agreements with the Underwriter that, subject to certain exceptions, prohibit, without the prior written consent of the Underwriter, the sale, transfer or other disposition of securities of the Company for a period of 180 days after the Closing Date (the “Lock-Up Period”). Pursuant to the Underwriting Agreement, except with respect to certain exempt issuances, the Company is prohibited from issuing Common Stock or Common Stock equivalents during the Lock-Up Period and from engaging in certain variable rate transactions for a period of 12 months from the Closing Date.

The foregoing description of the Underwriting Agreement and the Underwriter Warrants is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Underwriter Warrants, copies of which are filed herewith as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Lucosky Brookman, LLP relating to the Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on February 13, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated as of February 12, 2025, between the Company and Public Ventures, LLC dba MDB Capital
4.1	Form of Underwriter Warrants
5.1	Opinion of Lucosky Brookman, LLP
23.1	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1)
99.1	Press Release dated February 13, 2025 regarding the pricing of the Offering of Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: February 14, 2025	By:	/s/ Timothy Cruickshank
	Name:	Timothy Cruickshank
	Title:	Chief Financial Officer

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